UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of Incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

40 Manning Road

Billerica, MA 01821

(Address of principal executive offices)(Zip Code)

(978) 663-3660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	BRKR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 - Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2022 Annual Meeting of Stockholders on June 1, 2022. The proposals submitted by the Board of Directors to a vote of the stockholders, and the results of the voting on each proposal, are indicated below.

Proposal No. 1 - Election of Directors

Nominees for Class I director:	For	Withheld	Broker Non-Votes
Bonnie H. Anderson	139,640,107	3,287,374	2,406,811
Frank H. Laukien, Ph.D.	140,435,295	2,492,186	2,406,811
John Ornell	137,732,390	5,195,091	2,406,811
Richard A. Packer	136,007,634	6,919,847	2,406,811

Proposal No. 2 - Advisory Vote on the Compensation of Named Executive Officers

The proposal to approve, on an advisory basis, the 2021 compensation of the named executive officers as disclosed in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
140,378,821	2,517,450	31,210	2,406,811

Proposal No. 3 - Ratification of the Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2022 was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
143,178,769	2,131,942	23,581	N/A

Proposal No. 4 - Approval of the Bruker Corporation 2022 Employee Stock Purchase Plan

The proposal to approve the Bruker Corporation 2022 Employee Stock Purchase Plan was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
142,857,536	65,509	4,436	2,406,811

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION (Registrant)

Date: June 1, 2022	By:	/s/ GERALD N. HERMAN
Gerald N. Herman
Executive Vice President and Chief Financial Officer